EXHIBIT 24.1

POWER OF ATTORNEY

          KNOW ALL MEN BY THESE PRESENTS, that the undersigned Chief Executive Officer and Vice President, Chief Financial Officer, and Treasurer and the undersigned Directors of Central Vermont Public Service Corporation, a Vermont Corporation, which corporation proposes to file with the Securities and Exchange Commission an Annual Report on Form 10-K/A for the year ended December 31, 2005, under the Securities Exchange Act of 1934, as amended, does each for himself/herself and not for one another, hereby constitute and appoint Robert H. Young and Pamela J. Keefe and each of them, his/her true and lawful attorneys, in his/her name, place and stead, to sign his/her name to said proposed Annual Report on Form 10-K and any and all amendments thereto, and to cause the same to be filed with the Securities and Exchange Commission, it being intended to grant and hereby granting to said individuals, and each of them, full power and authority to do and perform any act and thing necessary and proper to be done in the premises as fully and to all intents and purposes as the undersigned could do regarding the preparation, execution, filing of Form 10-K.

          IN WITNESS WHEREOF, each of the undersigned has hereunto set their hand as of the 15th day of January, 2007.

/s/ Robert H. Young Robert H. Young President and Chief Executive Officer and Director	/s/ Mary Alice McKenzie Mary Alice McKenzie Chair of the Board of Directors
/s/ Pamela J. Keefe Pamela J. Keefe Vice President, Chief Financial Officer, and Treasurer

/s/ Robert L. Barnett
Robert L. Barnett, Director

/s/ Frederic H. Bertrand
Frederic H. Bertrand, Director

/s/ Janice B. Case
Janice B. Case, Director

/s/ Robert G. Clarke
Robert G. Clarke, Director

/s/ Bruce M. Lisman
Bruce M. Lisman, Director

/s/ William R. Sayre
William R. Sayre, Director

/s/ Janice L. Scites
Janice L. Scites, Director

/s/ William J. Stenger
William J. Stenger, Director

/s/ Douglas J. Wacek
Douglas J. Wacek, Director